Exhibit 2.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

B.A.T Capital Corporation,

each of the Guarantors named herein

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Barclays Capital Inc.,

Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc.,

HSBC Securities (USA) Inc.

as Representatives of the Initial Purchasers

Dated as of August 15, 2017

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 15, 2017, by and among B.A.T Capital Corporation, a corporation incorporated in the state of Delaware (the “Company”), British American Tobacco p.l.c., (the “Parent Guarantor”), B.A.T. International Finance p.l.c., Reynolds American Inc., B.A.T. Netherlands Finance B.V. and British American Tobacco Holdings (The Netherlands) B.V. (collectively, the “Guarantors”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. as representatives (collectively, the “Representatives”) of the initial purchasers (collectively, the “Initial Purchasers”) named in Schedule 1 to the Purchase Agreement (as defined below) as purchasers of the Company’s 2.297% Notes due 2020, 2.764% Notes due 2022, 3.222% Notes due 2024, 3.557% Notes due 2027, 4.390% Notes due 2037, 4.540% Notes due 2047, Floating Rate Notes due 2020 and Floating Rate Notes due 2022 (collectively, the “Initial Notes”), fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated August 8, 2017 (the “Purchase Agreement”), among, inter alios, the Company, the Guarantors and the Representatives, on their own behalf and on behalf of the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6(k) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6 hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a day on which banks are permitted or required to be closed in New York City or London.

Closing Date: The date of this Agreement.

Commission: The United States Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act: The United States Securities Exchange Act of 1934, as amended.

Exchange Dates: As defined in Section 3(b) hereof.

Exchange Offer: The exchange offer by the Company of Exchange Securities for Transfer Restricted Securities pursuant to Section 3 hereof.

Exchange Offer Registration Statement: As defined in Section 3 hereof.

Exchange Securities: The 2.297% Notes due 2020, 2.764% Notes due 2022, 3.222% Notes due 2024, 3.557% Notes due 2027, 4.390% Notes due 2037, 4.540% Notes due 2047, Floating Rate Notes due 2020 and Floating Rate Notes due 2022, of the same series under the Indenture as the Initial Notes and the Guarantees attached thereto, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA: The Financial Industry Regulatory Authority, Inc.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of August 15, 2017, by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and Citibank, N.A., London Branch, in its capacity as paying agent, transfer agent, registrar and calculation agent under the Indenture, pursuant to which the Initial Securities were issued, as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchaser: As defined in the preamble hereto.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company and the Guarantors of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Securities: As defined in the preamble hereto.

Notice and Questionnaire: Notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registrar: As defined in the Indenture.

Registration Default: As defined in Section 5 hereof.

Registration Expenses: As defined in Section 7(a) hereof.

Registration Statement: An Exchange Offer Registration Statement or a Shelf Registration Statement, as the context implies.

Representatives: As defined in the preamble hereto.

Securities: The Initial Securities and the Exchange Securities, collectively.

Securities Act: The United States Securities Act of 1933, as amended.

Shelf Effectiveness Period: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Shelf Request: As defined in Section 4(a) hereof.

Target Registration Date: March 31, 2019.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwriter: As defined in Section 11 hereof.

Underwritten Registration or Underwritten Offering: A transaction registered under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, each of the Company and the Guarantors shall use their commercially reasonable efforts to cause to be filed with the Commission a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer (the “Exchange Offer Registration Statement”). The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the Commission and use their commercially reasonable efforts to complete the Exchange Offer not later than the Target Registration Date.

(b) The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof. The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is given to the Holders (the “Exchange Dates”). The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days after the last Exchange Date and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Company determines, after consultation with its outside counsel, that the Exchange Offer is not permitted by applicable law or Commission policy or (ii) with respect to any Holder of Transfer Restricted Securities (A) such Holder (other than a Broker-Dealer) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder (other than a Broker-Dealer) does not receive freely tradable Exchange Securities on the date of the exchange, or (C) such Holder is an Initial Purchaser and holds Initial Securities acquired directly from the Company or one of its affiliates that are not eligible to be exchanged for Exchange Securities in the Exchange Offer following Consummation of the Exchange Offer, then, upon such Holder’s request (a “Shelf Request”, which must be made in writing within 20 Business Days of the Consummation of the Exchange Offer), the Company and the Guarantors shall use their commercially reasonable efforts to cause to be filed, and to become effective, a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) as soon as reasonably practicable after such determination or Shelf Request, as the case may be; provided that no Holder will be entitled to have any Transfer Restricted Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 4(b) hereof.

The Shelf Registration Statement shall be on the appropriate form which shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof. Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (x) one year from effective date of such Shelf Registration Statement and (y) when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement (the “Shelf Effectiveness Period”).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. In the case of a Shelf Registration Statement, the Company may require, as a condition to including a Holder’s Transfer Restricted Securities in the Shelf Registration Statement, each Holder of Transfer Restricted Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Transfer Restricted Securities as the Company and the Guarantors may from time to time reasonably request in writing. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) the Exchange Offer has not been Consummated on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 4(a)(i) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 4(a)(ii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request or (iv) the Shelf Registration Statement, if required by this Agreement, is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose and such failure to remain effective or usable exists for more than 120 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.50% per annum (any such additional interest payable pursuant to this Section 5 is hereinafter referred to as “Additional Interest”). Following the cure of all Registration Defaults relating to any particular Transfer

Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. In no event shall Additional Interest accrue after the Shelf Effectiveness Period. Additional Interest pursuant to this Section 5 shall be the sole remedy available to Holders in connection with a Registration Default.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. (i) In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or any Guarantor (within the meaning of Rule 405 under the Securities Act), (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with their obligations pursuant to Sections 3 and 4 hereof, each of the Company and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements during the time periods as described in Section 3 and Section 4 hereof; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; provided, however, that the Company shall not be required to provide any financial statements or other information, make any filings with the Commission or take any other actions that are not required under the Exchange Act with respect to the Parent Guarantor’s periodic reporting requirements;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Shelf Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (excluding all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the reasonable review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (excluding all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Shelf Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of facsimile transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in a reasonable number of meetings with investors to the extent requested by the managing underwriter(s) in consultation with the Company, if any; provided, however, that the scope of materials, documents or records made available pursuant to this clause (vi) shall not exceed the scope of materials, documents or records provided to the Initial Purchasers in the offering of the Initial Securities;

(vi) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(viii) furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix) with respect to a Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in any Underwritten Offering, the Company and the Guarantors shall use commercially reasonable efforts to comply in all material respects with any reasonable and customary request of the selling Holders or Underwriters made in connection with such Underwritten Offering, including the provision of opinions of counsel to the

Company and the Guarantors with respect to matters customarily covered in securities’ offerings, accountants’ comfort letters, officers’ certificates and any other documents and certificates that may be reasonably requested by the selling Holders or Underwriters, and enter into any agreements (including underwriting agreements), make such representations and warranties and take any other actions to expedite and facilitate the disposition of the Transfer Restricted Securities, in each case to the extent such request does not create an undue burden or expense for the Parent Guarantor or its subsidiaries; provided, however, that the scope of such opinions, comfort letters, officers’ certificates, other documents and certificates, agreements, representations and warranties and other actions requested pursuant to this clause (x) shall not exceed the scope of such items provided to the Initial Purchasers in the offering of the Initial Securities. All expenses of the Underwritten Offering (other than Registration Expenses and expenses of the Company and the Guarantors) shall be borne by the selling Holders and the Underwriters, as agreed amongst them.

(xi) (A) in the case of an Exchange Offer Registration Statement, use their commercially reasonable efforts to register and qualify the Transfer Restricted Securities under the applicable state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; and (B) in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that in each case (A) or (B), none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation or other entity or as a dealer in securities, investment firm or other entity under financial supervision where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject or make any changes to incorporating or organizational documents (including its deed of incorporation, articles of association, board rules or any charter);

(xii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi) provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities that are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Exchange Securities are eligible for deposit with the Depository Trust Company;

(xvii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Initial Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx) cause all Securities covered by the Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

Notwithstanding any other provisions of this Agreement to the contrary, the Company may postpone effecting an Exchange Offer or a Shelf Registration Statement (or the maintenance of its effectiveness and usability) (i) during the regular reporting period during which directors and executive officers of the Parent Guarantor are not permitted to trade under the insider trading policy of the Parent Guarantor then in effect until the expiration of such reporting period (but in no event later than two Business Days after the date of the Parent Guarantor’s reporting period earnings announcement) and (ii) for a period of up to 90 days if the Company determines reasonably and in good faith that such Exchange Offer or a Shelf Registration Statement, as the case may be, would (A) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Parent Guarantor or any of its subsidiaries or (B) require disclosure of material non-public information, the disclosure of which would be detrimental to the Parent Guarantor. Any such suspensions shall not exceed 120 days in the aggregate during any 365-day period.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation (collectively, the “Registration Expenses”): (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA; (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws to the extent required hereunder; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors, but excluding fees and expenses of counsel to the Underwriters, the Initial Purchasers or any Holders (except as set forth in Section 7(b) hereof) and excluding all expenses of an Underwritten Offering (other than Registration Expenses and expenses of the Company and the Guarantors); (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities registered pursuant to the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared, provided that such fees do not exceed £35,000.

SECTION 8. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any of the Indemnified Holders with respect of which indemnification may be sought against the Company or the Guarantors pursuant to the above paragraph, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors from any liability that it may have under this Section 8, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company and the Guarantors shall not relieve it from any liability that it may have to an Indemnified Holder otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Holder and it shall have notified the Company thereof, the Company shall retain counsel reasonably satisfactory to the Indemnified Holder (who shall not, without the consent of the Indemnified Holder, be counsel to the Company and/or the Guarantors) to represent the Indemnified Holder and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Holder may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Holder shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the Company and the Indemnified Holder shall have mutually agreed to the contrary; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Holder; (iii) the Indemnified Holder shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Company and the Indemnified Holder and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Company and the Guarantors shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel per jurisdiction) for all Indemnified Holders, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Holder, its directors and officers and any control persons of such Indemnified Holder shall be designated in writing by such Indemnified Holder and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and any Guarantor shall be designated in writing by the Company. The Company and the Guarantors shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Guarantors agree to indemnify each Indemnified Holder from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Holder shall have requested that the Company and the

Guarantors reimburse the Indemnified Holder for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Holder shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company and the Guarantors of such request and (ii) the Company and the Guarantors shall not have reimbursed the Indemnified Holder in accordance with such request prior to the date of such settlement. The Company and the Guarantors shall not, without the written consent of the Indemnified Holder, effect any settlement of any pending or threatened claim in respect of which any Indemnified Holder is or could have been a party and indemnification could have been sought hereunder by such Indemnified Holder, unless such settlement (x) includes an unconditional release of such Indemnified Holder, in form and substance reasonably satisfactory to such Indemnified Holder, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Holder.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor and each of the respective directors and officers of the Company and the Guarantors, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto). In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering or the Initial Securities and the Exchange Securities, on the one hand, and the Holders from receiving the Initial Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Holder (or its related Indemnified Holders) be required to contribute any amount in excess of the amount by which the total discount, commissions and other compensation or net proceeds, as applicable, received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any person indemnified under this Agreement at law or in equity.

SECTION 9. Rule 144A. The Parent Guarantor shall use commercially reasonable efforts to file the reports required to be filed by it under the Exchange Act in a timely manner, and, if at any time the Parent Guarantor is not required to file such reports, it will, upon request of any Holder or beneficial owner of Transfer Restricted Securities, make publicly available the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act, for so long as any Transfer Restricted Securities remain outstanding.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) (each, an “Underwriter”) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that each such Underwriter must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company:

B.A.T Capital Corporation

c/o British American Tobacco p.l.c.

Globe House

4 Temple Place

London WC2R 2PG

Facsimile: +44 (0)20 7845 0555

Attention: Company Secretary

With a copy to:

Cravath, Swaine & Moore LLP

CityPoint, 1 Ropemaker St.

London EC2Y 9HR

United Kingdom

Facsimile: +44 20 7860 1150

Attention: Alyssa K. Caples

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(h) Jurisdiction. The Company and the Guarantors agree that any suit, action or proceeding against any of them brought by any Holder, the directors, officers, employees, affiliates and agents of any Holder, or by any person who controls any Holder, arising solely out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, and waives to the fullest extent that each may effectively do so any objection of which it may now or hereafter have to the laying of venue or of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. British American Tobacco p.l.c., B.A.T. International Finance p.l.c., B.A.T. Netherlands Finance B.V. and British American Tobacco Holdings (The Netherlands) B.V. hereby appoint the Company as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. Federal or

New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, by any Holder, the directors, officers, employees, affiliates and agents of any Holder, or any person who controls any Holder, and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. British American Tobacco p.l.c., B.A.T. International Finance p.l.c., B.A.T. Netherlands Finance B.V. and British American Tobacco Holdings (The Netherlands) B.V. hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and British American Tobacco p.l.c., B.A.T. International Finance p.l.c., B.A.T. Netherlands Finance B.V. and British American Tobacco Holdings (The Netherlands) B.V. agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the British American Tobacco p.l.c., B.A.T. International Finance p.l.c., B.A.T. Netherlands Finance B.V. and British American Tobacco Holdings (The Netherlands) B.V. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder, the directors, officers, employees, affiliates and agents of any Holder, or by any person who controls any Holder, in any court of competent jurisdiction in England.

(i) Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

B.A.T CAPITAL CORPORATION

By:	/s/ L. Brent Cotton
Name: L. Brent Cotton
Title: Director and President

BRITISH AMERICAN TOBACCO P.L.C.

By:	/s/ Benedict Stevens
Name: Benedict Stevens
Title: Director

B.A.T. INTERNATIONAL FINANCE P.L.C.

By:	/s/ Neil Wadey
Name: Neil Wadey
Title: Director

B.A.T. NETHERLANDS FINANCE B.V.

By:	/s/ J E P Bollen
Name: J E P Bollen
Title: Director

By:	/s/ R M J Lina
Name: R M J Lina
Title: Director

[Signature Page – Registration Rights Agreement]

BRITISH AMERICAN TOBACCO HOLDINGS (THE NETHERLANDS), B.V.

By:	/s/ J E P Bollen
Name: J E P Bollen
Title: Director

By:	/s/ R M J Lina
Name: R M J Lina
Title: Director

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name: McDara P. Folan, III
Title: SVP, Deputy General Counsel and Secretary

[Signature Page – Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

HSBC SECURITIES (USA) INC.

As Representatives to the several Initial Purchasers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Robert J. Little
Name: Robert J. Little
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Barbara Mariniello
Name: Barbara Mariniello
Title: Managing Director

[Signature Page – Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

HSBC SECURITIES (USA) INC.

As Representatives to the several Initial Purchasers

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

[Signature Page – Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

HSBC SECURITIES (USA) INC.

As Representatives to the several Initial Purchasers

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
Name: Jared Birnbaum
Title: Managing Director

By:	/s/ Timothy Azoia
Name: Timothy Azoia
Title: Director

[Signature Page – Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

HSBC SECURITIES (USA) INC.

As Representatives to the several Initial Purchasers

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

[Signature Page – Registration Rights Agreement]